UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39870 Eureka Drive Newark, CA	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 623-1231

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On January 7, 2011, SMART Modular Technologies (WWH), Inc. (the “Company”), held its 2011 Annual General Meeting of Shareholders (the “Meeting”). At the Meeting, shareholders considered and approved two proposals, each of which is described in greater detail in the Company’s definitive proxy statement filed on December 3, 2010 in relation to the Meeting.
The voting results detailed below represent the final results as certified by the Inspector of Elections of the Meeting.
Proposal 1:
Election of directors to serve until our next annual general meeting of shareholders:

Director Nominee	For	Withheld	Broker Non-Vote
Iain MacKenzie	44,679,385	172,389	11,822,409
Ajay Shah	44,656,051	195,723	11,822,409
Kimberly E. Alexy	40,417,787	4,433,987	11,822,409
Dennis McKenna	42,368,225	2,483,549	11,822,409
Harry W. (Webb) McKinney	42,368,221	2,483,553	11,822,409
Mukesh Patel	38,103,698	6,748,076	11,822,409
Clifton Thomas Weatherford	42,032,015	2,819,759	11,822,409
Proposal 2:
Ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending August 26, 2011:

For	Against	Abstain	Broker Non-Vote
55,693,983	397,774	582,426	0
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.
Date: January 11, 2011	By:	/S/ IAIN MACKENZIE
		Name:	Iain MacKenzie
		Title:	President & Chief Executive Officer